Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-263568 on Form S-3 and Nos 333-213770, 333-253845 and 333-268419 on Form S-8 of our report dated March 21, 2022, with respect to the consolidated financial statements of Airgain, Inc.

/s/ KPMG LLP

San Diego, California

March 20, 2023